 EXHIBIT 99.4

Mexico City, April 30, 2026

Aena Desarrollo Internacional S.M.E. S.A.

Sociedad Unipersonal

Calle Peonías, 12

28042, Madrid, Reino de España

Attention: Mr. Emilio Rotondo Inclán

Re: Ordered Liquidity

Dear Sirs,

We set out below the terms and conditions under which we, Grupo Aeroportuario del Pacífico, S.A.B. de C.V. (the "Company"), as issuer, may coordinate processes for potential sale offerings of Company shares owned, directly or indirectly, by Aena Desarrollo Internacional S.M.E. S.A. Sociedad Unipersonal ("AENA"):

A. Registration Request.

(a)        Subject to the lock-up undertaking during the Restriction Period under the merger agreement entered into by the Company and Aeropuertos Mexicanos del Pacífico S.A.P.I. de C.V. (“AMP”), at any time from and after the merger of AMP into the Company becomes fully effective (the “Closing”), the Company shall, at AENA’s request, convert any Series “BB” shares of the Company held by AENA into Series “B” shares, in accordance with Article Sixth of the Company’s bylaws and in connection with any actual or proposed sale of such securities (such request, a “Conversion Request”). For such purposes, no later than the business day following the Closing, the Company will file the request to register the shares representing the share capital of the Company issued by virtue of the share capital increase carried out by means of the merger before the Registro Nacional de Valores (the “RNV”) and, as soon as possible, will deposit the share certificate representing such share capital increase at S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”). Simultaneously, the Company will carry out any actions that are necessary, in each case, to satisfy any Conversion Request submitted by AENA in accordance with the provisions of Article Sixth of the corporate bylaws of the Company.

(b)        AENA shall have the right (but not the obligation) to submit a written request (a “Registration Request”) asking the Company to (i) register and obtain the respective authorizations to offer and sell all or a portion of the Company shares owned by AENA (the “Registrable Securities”) on a recognized securities market in Mexico, including in the Bolsa Mexicana de Valores, S.A.B. de C.V. (“BMV”), or any other securities market recommended by the relevant investment banks or to be offered to investors in such markets in which the Company has previously registered, offered, or sold securities (a “Recognized Securities Market”), (ii) register such shares in the RNV, and (iii) undertake any other action required pursuant to applicable law, so that AENA can sell its shares whether through a Public Offering (as defined below), through a Private Offering (as defined below), a block trade or any other permitted means pursuant to applicable law.

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(c)        Following the Closing, and as promptly as possible after the date on which the Company is eligible to file a Form F-3 or S-3 registration statement, the Company shall use commercially reasonable efforts to file with the U.S. Securities and Exchange Commission (the “SEC”) such registration statement covering all Registrable Securities of AENA, and such registration statement shall permit resales of Registrable Securities on a delayed or continuous basis in accordance with Rule 415 under the Securities Act of 1933 (the “Securities Act”, and such registration statement, the ”Shelf Registration Statement”). Such Shelf Registration Statement shall provide for the resale from time to time of all of the Registrable Securities held by AENA at the time of effectiveness thereof, pursuant to any method or combination of methods legally available to, and requested by, AENA, except that any Underwritten Offering or Underwritten Block Trade, as those terms are defined in paragraphs (d) and (e) of this section, shall be made as a demand in accordance with those paragraphs. If the Company is a well-known seasoned issuer at the time of the filing of such Shelf Registration, then such Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act).

(d)        In connection with any Conversion Request, AENA may make any Registration Request under the Securities Act involving sales of all or a portion of its Registrable Securities including pursuant to any underwritten public offering (an “Underwritten Offering”) on Form F-1 or S-1 or any similar long-form registration statement (“Long-Form Registrations”) or on Form F-3 or S-3 or any similar short-form registration statement (“Short-Form Registrations”), if available (any such requested registration, a “Demand Registration”). For so long as a Shelf Registration Statement (including any Shelf Registration Statement filed pursuant to paragraph (c) of this section) is and remains effective, AENA may request that such Demand Registration be made pursuant to an Underwritten Offering that is registered pursuant to such Shelf Registration Statement (such offering, a “Shelf Take-Down”), and, if necessary, the Company shall use its reasonable best efforts to file and effect an amendment or supplement to such Shelf Registration Statement for such purpose as soon as practicable.

(e)        If, in connection with any Conversion Request, AENA desires to engage in an underwritten block trade or bought deal pursuant to a Shelf Registration Statement (an “Underwritten Block Trade”), then AENA may notify the Company of the Underwritten Block Trade not less than two (2) Business Days prior to the day such offering is first anticipated to commence, and the Company will use its reasonable best efforts to facilitate such Underwritten Block Trade, as requested by AENA.

(f)        All demands for Long-Form Registrations will be related to Underwritten Offerings, and Demand Registrations will be effected as Short-Form Registrations whenever the Company is permitted to use any applicable short form.

(g)        For the avoidance of doubt, and with the exception of the filing of the Shelf Registration Statement, any request by AENA to effect (i) a Long-Form Registration, (ii) a Short-Form Registration, (iii) a Shelf Take-Down pursuant to any effective Shelf Registration Statement, or (iv) an Underwritten Block Trade, shall each constitute a Demand Registration, and each such Demand Registration shall be deemed a Registration Request for purposes of Section A(i) of this letter agreement.

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(h)        Each Registration Request submitted by AENA must specify the total number of shares to be offered or placed, as well as the method(s) of disposition, and such specifications shall be binding on the Company.

As promptly as possible, and in any event no later than five (5) Business Days after receipt of a Registration Request (other than a Registration Request relating to an Underwritten Block Trade, which must be effected expeditiously as provided in paragraph (e) of this section), the Company undertakes to (i) commence preparation of the public offering application or Registration Request or registration statement covering the specified number of shares and the method of disposition requested by AENA, as necessary, (ii) use its best efforts to submit the necessary registration and/ or public offering authorization applications, listing requests or deposit requests to the Comisión Nacional Bancaria y de Valores (“CNBV”), BMV, or Indeval, as applicable, or a registration statement to the SEC, and any other governmental authorities and Recognized Securities Markets as may be necessary or advisable, as soon as practicable (and in any case within sixty (60) calendar days following receipt of the Registration Request), and (iii) to otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by AENA to effect an offering pursuant to such Registration Request.

For purposes of this letter agreement, “registration statement” means, in the case of a Recognized Securities Market in the U.S., a registration statement of the Company on an appropriate form under the Securities Act that is filed with the SEC, including the prospectus (as amended or supplemented), amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.

For the avoidance of doubt, the parties acknowledge and agree that the Company shall not be obligated to include, modify, or omit any information in any materials related to a securities offering, except for information relating to AENA, the shares held by AENA, and/or the underwriters selected by AENA.

(i)        AENA shall be entitled to submit up to two (2) Registration Requests within any twelve (12) month period; provided that (i) if at least one such Registration Request is for an Underwritten Block Trade, AENA may submit up to three (3) Registration Requests within such twelve (12) month period, and (ii) the aggregate market value of the shares so requested to be sold in connection with any Registration Request, as measured by the number of shares and the closing price of the Series “B” shares on any trading day during the five consecutive trading days prior to the date of the Registration Request, shall not be less than $100,000,000.00 (United States dollars).

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(j)       If (i) the registration application or registration statement relating to a Registration Request is not approved or does not become effective, for any reason, within one hundred eighty (180) calendar days following the Company’s receipt of the relevant Registration Request; (ii) a registration application or registration statement, after becoming effective, is made subject to a stop order, injunction or other order, proceeding or requirement of the CNBV or any other governmental authority for any reason not attributable to AENA; (iii) the registration application or registration statement relating to the Registration Request does not remain continuously effective for the shorter of (A) the period during which all shares subject to the Registration Request are sold and (B) one hundred eighty (180) consecutive days; (iv) the closing conditions set out in the purchase agreement entered into in connection with such registration are not satisfied for any reason not attributable to AENA; then, such Registration Request shall not count for purposes of paragraph (i) above.

(k)       In connection with any Registration Request involving an Underwritten Offering, the Company undertakes to reasonably cooperate with AENA and the underwriters, which shall be investment banks selected by AENA, if any, to facilitate the successful and timely completion of such offering (including, without limitation, by participating in management presentations and meetings with prospective investors and providing for customary documentation including legal opinions and accountants’ comfort letters).

(l)       With a view to making available to AENA the benefits of Rule 144 under the Securities Act (or its successor rule) (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit AENA to sell its Company shares to the public without registration, the Company covenants and agrees to: (i) make and keep adequate current public information available in compliance with 144(c)(1) or 144(c)(2) of Rule 144, as applicable, until the earlier of (A) six (6) months after such date as all of such shares may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as there are no longer any such shares; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”); (iii) furnish electronically to AENA upon request, as long as AENA owns any such shares, (A) a written statement from the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of or electronic access to the Company’s most recent annual report or quarterly report, and (C) such other information as may be reasonably requested in order to avail AENA of any rule or regulation of the SEC that permits the selling of any such shares without registration.

(m)       AENA shall be entitled to request that the Company register the sale of, or facilitate the placement of, shares, American Depositary Shares or other equity-linked instruments representing shares of the Company and, in such case, all references herein to “shares” shall be deemed to refer to American Depositary Shares or other securities that represent, directly or indirectly, the Company’s shares, unless the context requires otherwise.

B. Registration Expenses. Except for the fees, costs and expenses of the underwriters and AENA’s advisors, which shall be borne by AENA, all expenses in connection with the preparation and filing of any Registration Request shall be borne by the Company, regardless of whether a Registration Request becomes effective or any shares are sold pursuant thereto.

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C. Registration or Placement Procedures. In connection with any registration public offering or placement of Company shares owned by AENA, either in Mexico or abroad, the Company shall effect such registration and assist in such public offering and/or placement (including causing its authorized officers to execute any required documents, including without limitation any prospectus and/or provide any information necessary to carry out a Public Offering (as defined below) pursuant to applicable law) in accordance herewith so as to permit the sale of such shares as set forth in the applicable Registration Request and, in connection therewith, as soon as practicable, on commercially reasonable terms and consistent with market practice for similar transactions:

(a)       It shall prepare and file a registration statement or similar document with respect to the shares and take the steps necessary to cause such registration statement or similar document to become effective in the case of a public offering of Company shares, undertaken with reputable investment banks, underwriters, or placement agents, as applicable, to be selected by AENA, in consultation with the Company, where such shares are to be listed on a Recognized Securities Market (a “Public Offering”, and such registration statement or similar document, a “Registration Filing”), or alternatively, it shall prepare and issue a placement memorandum in the case of any private offering of shares that is exempt from the registration requirements of the Securities Act (including a private offering in the United States of America providing for resale of shares pursuant to Rule 144A under the Securities Act) or any other offering qualifying as a private placement under the applicable laws of any other jurisdiction, including offerings conducted pursuant to Article 8 of the Mexican Securities Market Law (a “Private Offering,” and such placement memorandum, a “Placement Memorandum”).

(b)       Prior to filing the Registration Filing or the prospectus (in the case of a Public Offering) or issuing any Placement Memorandum (in the case of a Private Offering) or, in each case, any amendments or supplements thereto, the Company shall provide AENA with copies of such Registration Filing or Placement Memorandum and all documents proposed to be filed in connection therewith or described or incorporated by reference therein, which shall be subject to AENA’s review. For purposes of this letter agreement, “prospectus” means any prospectus included in a Registration Filing, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the shares covered by a Registration Filing, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

(c)       It shall prepare and file with the CNBV, RNV, BMV, Indeval, the SEC and any other governmental authority, as necessary, all amendments, including post-effective amendments to the Registration Filing and amendments or supplements to the related prospectus (in the case of a Public Offering) or supplements to the Placement Memorandum (in the case of a Private Offering) as may be required to keep such Registration Filing effective or such Placement Memorandum updated for a period of not less than one hundred eighty (180) calendar days, as reasonably requested by AENA or the underwriter of the shares, or as may be required by the applicable rules, regulations, or orders under the Securities Act, the Mexican Securities Market Law and related rules and regulations, or any other applicable law; and it shall comply with the provisions of the Securities Act and/or the Mexican Securities Market Law or any other applicable law with respect to the disposition of all securities covered by such Registration Filing or Placement Memorandum during the applicable period and pursuant to the methods of distribution set forth in such Registration Filing as so amended, or the prospectus or Placement Memorandum as so supplemented.

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(d)       It shall notify, as soon as practicable, AENA and the lead underwriters, if any, and upon request by any such persons shall confirm such advice in writing:

(i)       when any Registration Filing, prospectus, prospectus supplement or post-effective amendment has been filed with the CNBV, RNV, BMV, Indeval, the SEC and other governmental authorities or persons, as applicable, or any prospectus or supplement thereto has been issued, and, with respect to the Registration Filing or any post-effective amendment, when the same have become effective under the Securities Act, the Mexican Securities Market Law or any other applicable law;

(ii)       of any request by the CNBV, RNV, BMV, Indeval, the SEC and other governmental authorities or persons, as applicable, for the amendment or supplement of the Registration Filing or prospectus or for additional information with respect thereto;

(iii)       of the issuance by the CNBV, RNV, BMV, Indeval, the SEC and other governmental authorities or persons, as applicable, of any stop order, injunction and/or other order, proceeding or requirement suspending the effectiveness of the Registration Filing or interfering with the use of any prospectus or Placement Memorandum or the initiation of any proceeding for such purpose, or any request for additional solicitations or additional information under the Mexican Securities Market Law or any other applicable law;

(iv)        if at any time the Company’s representations cease to be true and correct;

(v)       of the Company’s receipt of any notice regarding the suspension of the offer or sale of the shares in any jurisdiction or the initiation or threat of any proceeding to that effect; and

(vi)       that an event has occurred or a condition exists such that the Registration Filing, prospectus or Placement Memorandum or any document incorporated by reference therein contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)       It shall use reasonable efforts to obtain the withdrawal of any order, injunction or proceeding suspending the effectiveness of the Registration Filing or interfering with the use of any prospectus or Placement Memorandum as promptly as practicable.

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(f)       If requested by AENA, it shall promptly include in a post-effective amendment to the Registration Filing or amendment or supplement to the related prospectus or Placement Memorandum any information that AENA reasonably requests, in accordance with sound market practice, to be included regarding the plan of distribution of such shares, including information concerning the number of shares being sold to the underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the shares to be offered as part of such Underwritten Offering (or best-efforts placement); and it shall make all filings necessary in connection with such post-effective amendment or supplement as soon as the matters to be included therein have been notified.

(g)       It shall deliver to AENA and the underwriters such number of copies of the prospectus or Placement Memorandum, and, in each case, any amendments or supplements thereto (including financial statements and disclosure schedules, documents incorporated by reference and all exhibits) as such persons may reasonably request; the Company approves the use of the prospectus or Placement Memorandum or any amendments or supplements thereto by AENA and the underwriters, if any, solely for purposes of the offer and sale of the shares covered thereby, subject to the requirements of the Securities Act, the Mexican Securities Market Law and the rules and regulations thereunder, and any other applicable law.

(h)       It shall reasonably cooperate with AENA and the lead underwriters, if any, to facilitate the timely preparation and delivery of the certificates representing the shares to be sold, free of any restrictive legend; and it shall cause such shares to be in such denominations and registered in such names as the lead underwriters shall request at least two (2) Business Days prior to any sale of shares to the underwriters, whether in physical form or by book-entry through Indeval.

(i)       It shall use best efforts to cause the shares subject to the Registration Filing or Placement Memorandum, as applicable, to be registered or qualified by those governmental agencies or authorities applicable in light of the Company’s business and operations, as well as the distribution plan for the shares, so as to permit the seller thereof or the underwriters, if any, to consummate the disposition of such shares.

(j)       If there is any fact that results in the Registration Filing, prospectus or Placement Memorandum or any document incorporated by reference therein containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, it shall prepare as soon as practicable a supplement or post-effective amendment to the Registration Filing or an amendment or supplement to the prospectus or Placement Memorandum or any document incorporated by reference therein, or shall file any other document required, so that, upon delivery to purchasers of the shares, the Registration Filing and any related prospectus or Placement Memorandum shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

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(k)       It shall enter into agreements (including placement or underwriting agreements customary for transactions of this type) and take all other appropriate action in order to expedite or facilitate the disposition of such shares and, in that connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering:

(i)       it shall make such customary representations to the holders of such shares and to the underwriters, if any, in the Company’s customary terms, and considering those customarily made by issuers to underwriters in similar offerings;

(ii)       it shall obtain opinions of the Company’s counsel and updates thereof (such opinions (in form, scope and substance) to be reasonably satisfactory to the lead underwriters, if any), addressed to the underwriters, if any, covering matters customarily covered in opinions delivered in similar Underwritten Offerings;

(iii)       it shall, as applicable, obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants, addressed to the underwriters, if any, in customary form and covering the periods and matters customarily addressed in “cold comfort” letters delivered to underwriters in similar offerings;

(iv)       if requested, it shall use reasonable best efforts to cause the Company’s directors and officers to agree not to dispose of shares or any securities exchangeable or convertible into shares for such periods as the underwriters may reasonably request;

(v)       if requested, it shall provide indemnities and contribution on reasonable terms to AENA and its underwriters, if, and as, customary in transactions of this type; and

(vi)       if requested and in accordance with market practice, it shall deliver such documents and certificates as may reasonably be requested by AENA and the lead placement agents, if any, to evidence compliance with the foregoing clause (l) and with any customary condition contained in the underwriting agreement and/or other agreements entered into by the Company.

The foregoing shall be performed while such Registration Filing remains effective (in the case of a Public Offering) or the issuance of a Placement Memorandum (in the case of a Private Offering) and at each closing under any placement agreement or similar agreement as and to the extent required therein.

(l)       It shall make available for inspection by AENA’s representatives all relevant financial records and other corporate documents of the Company, and shall cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representatives, underwriters, legal counsel, accountants and/or other advisors in connection with the registration or placement, in each case as may be reasonably necessary to comply with applicable law or as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith; provided that any records, information or documents designated in writing by the Company as confidential shall be kept confidential by such persons and the relevant confidentiality agreement shall be executed, except where disclosure of such records, information or documents is required by a court or administrative order.

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(m)       It shall use best efforts to comply with all applicable rules and regulations of the CNBV, RNV, BMV, Indeval, the SEC and other governmental authorities or persons, as applicable, and, in the case of a Private Offering, it shall furnish to each purchaser of shares any information that is reasonable and required to be provided under the Securities Act, the Mexican Securities Market Law and its regulation and such other information as may be necessary under applicable law to facilitate the private resale of the shares.

D. Indemnification. If any of the Company shares owned by AENA are included in a registration statement under this letter agreement: (a) To the extent permitted by law, the Company will indemnify and hold harmless AENA, and the partners, members, officers, directors, and stockholders of AENA, and its legal counsel, accountants, agents and brokers; any underwriter (as defined in the Securities Act) for AENA; and any individual, corporation, partnership, trust, limited liability company, association or other entity (each a “Person”), if any, who controls AENA, within the meaning of the Securities Act or the Exchange Act (any such indemnified party, an “Indemnified Person”), against any Damages[1], and the Company will pay to each such Indemnified Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section D(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any Indemnified Person for use in connection with such registration.

(b) To the extent permitted by law, AENA will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), and any controlling Person of any such underwriter, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of AENA expressly for use in connection with such registration; and AENA will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section D(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of AENA, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by AENA by way of indemnity or contribution under Section D(b) and Section D(d) exceed the proceeds from the offering received by AENA (net of any fees, costs and expenses of the underwriters and AENA’s advisors that are paid by AENA), except in the case of fraud or willful misconduct by AENA.

[1] NTD: Material information already included within the definition of “Damages” below.

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(c) Promptly after receipt by an indemnified party under this Section D of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification under this letter agreement, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section D, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section D, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section D.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification under this letter agreement makes a claim for indemnification pursuant to this Section D but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section D provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party to this letter agreement for which indemnification is provided under this Section D, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) AENA will not be required to contribute any amount in excess of the public offering price of all such Company shares offered and sold by AENA pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall AENA’s liability pursuant to this Section D, when combined with the amounts paid or payable by AENA pursuant to Section D(b), exceed the proceeds from the offering received by AENA (net of any fees, costs and expenses of the underwriters and AENA’s advisors that are paid by AENA), except in the case of willful deceit (dolo) or intentional fraud by AENA.

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For purposes of this letter agreement, “Damages” shall mean any loss, damage, claim or liability (joint or several) to which a party to this letter agreement may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the indemnifying party (or any of its affiliates or subsidiaries) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

E. Other Registration Obligations. The Company may require AENA to provide to the Company information relating to the distribution of the securities and any additional information required to be included in the Registration Filing or Placement Memorandum.

AENA shall have the right, with the prior consent of the Company, which shall not be unreasonably withheld, to directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, its Company shares to any Person (such Person, a “Transferee Shareholder”), directly or indirectly, by written agreement, any or all of its rights and obligations granted under this letter agreement in connection with a Transfer of all or a portion of its Company shares to such Person; provided that (a) AENA shall have the sole power to exercise the rights granted to AENA under this letter agreement on behalf of any such Transferee Shareholder, and the Company shall not be obligated to take any action with respect to any Company shares of any such Transferee Shareholder except upon notice and instructions by AENA, (b) any notice or other communication by the Company to AENA with respect to the matters governed by this letter agreement shall be deemed notice to a Transferee Shareholder with respect to any Company shares held by such Transferee Shareholder, (c) no such Transfer shall increase the aggregate number of Registration Requests that may be made under Section A(i) by AENA on behalf of itself or any such Transferee Shareholder, and (d) such Transferee Shareholder executes a joinder to this letter agreement, in form and substance reasonably acceptable to the Company, pursuant to which (x) such Transferee Shareholder shall, following the applicable Transfer, become responsible for all obligations applicable to AENA under this letter agreement with respect to the Company shares Transferred to such Transferee Shareholder and (y) the Company shall acknowledge the rights of the Shareholder Transferee under this letter agreement. If AENA Transfers only a portion of its Company shares, AENA shall retain all rights and obligations under this letter agreement with respect to the portion of the Company shares that it continues to hold following such Transfer.

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This letter agreement shall be governed by and construed in accordance with the applicable federal laws of Mexico, to which AENA and the Company irrevocably and expressly submit. All disputes shall be submitted exclusively to and resolved by the competent federal courts of Mexico City, Mexico, and the Parties hereby waive any other jurisdiction to which they may be entitled by reason of their present or future domicile.

If the foregoing correctly sets out your understanding with respect to the processes for the sale of the Company shares owned directly or indirectly by Aena, please indicate your acceptance by signing a copy of this letter agreement.

[SIGNATURE PAGES FOLLOW]

Kind regards,

Grupo Aeroportuario del Pacífico, S.A.B. de C.V.

By:	/s/ Raul Revuelta Musalem
Name:	Raul Revuelta Musalem
Title:	Attorney

Signature Page of the Orderly Liquidity Agreement Letter between Aena Desarrollo Internacional S.M.E. S.A., Sociedad Unipersonal and Grupo Aeroportuario del Pacífico, S.A.B. de C.V.

Accepted and agreed:

Aena Desarrollo Internacional S.M.E. S.A., Sociedad Unipersonal

By:	/s/ Emilio Rotondo Inclán
Name:	Emilio Rotondo Inclán
Title:	Attorney

Signature Page of the Orderly Liquidity Agreement Letter between Aena Desarrollo Internacional S.M.E. S.A., Sociedad Unipersonal and Grupo Aeroportuario del Pacífico, S.A.B. de C.V.